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       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74554) of Trinsic, Inc. of our report dated April 14, 2005 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10 K.


PricewaterhouseCoopers LLP
Tampa, Florida
April 14, 2005